UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 15, 2007

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	005-82249	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd. No. 1 Yishun Ave. 7 Singapore 768923
(Address of principal executive offices, including zip code)

+65 6377-1688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On February 22, 2007, Verigy Ltd. issued a press release regarding Verigy’s financial results for its fiscal quarter ended January 31, 2007.  A copy of Verigy’s press release is attached hereto as Exhibit 99.1.

The Company includes in the press release certain non-GAAP financial measures, including non-GAAP net income.  As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers

On February 15, 2007, Verigy’s Compensation Committee approved bonus metrics for executive officers for the first half of fiscal year 2007.  The Compensation Committee had previously approved target bonus levels for Verigy’s executives, expressed as a percent of base salary, and had further determined that the bonuses would be tied to three elements of performance: (1) company achievement of company-wide operating profit targets; (2) company achievement of other short-term financial goals; and (3) individual achievement of individual strategic goals.   Following the end of each performance period, the Compensation Committee determines the actual performance results for each performance measure and the amount of the bonus to which each plan participant is entitled.  If the relevant performance measures are not achieved, the plan participant may not receive any bonus or only a portion of the target bonus.  If the relevant performance measures are exceeded, the plan participant may receive a bonus in excess of the target bonus.

Item 8.01. Other Events.

Director Compensation

On February 15, 2007, the Compensation Committee determined that it would be appropriate to adjust the cycle upon which cash compensation is paid to the Company’s outside directors such that the cash compensation, like the automatic equity awards under Verigy’s 2006 Equity Incentive Plan, becomes payable following each year’s annual general meeting of shareholders.  As a result, the Compensation Committee adjusted the timing of payment of fees to non-employee directors such that such fees would become payable promptly following each year’s annual general meeting.  The overall level of non-employee director fees ($55,000 per year base plus committee chair supplements of $10,000 per year for each of the chairs of the audit committee and compensation committee and $5,000 per year for the chair of the nominating & governance committee) remains unchanged from prior levels.  In connection with the shift of payment cycle, the Compensation Committee approved a one-time pro rata payment of non-employee director fees for the period from November 1, 2007 to April 15, 2008 (the estimated date of the Company’s 2008 annual general meeting) as follows:

Description	Pro Rata Adjustment for 5.5 months from November 1, 2007 through April 15, 2008
Director fees	$25,208
Audit and Compensation Committee Chairperson Supplement	$4,583
Nominating & Governance Committee Chairperson Supplement	$2,291

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated February 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By: /s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date:  February 22, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated February 22, 2007.